EXECUTION  DRAFT

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement is made and entered into this ____ day of October, 2009, by and between The Saint James Eos Wine Company, a California corporation (“Pledgor”), and Saphire Advisors, LLC, a Delaware limited liability company (“Secured Party”).

WITNESSETH:

WHEREAS, in connection with that certain Membership Interest Purchase Agreement, dated October 12, 2009 (the “Purchase Agreement”), by and among Pledgor, Secured Party and The Saint James Company, a North Carolina corporation, Pledgor is executing and delivering to Secured Party that certain Secured Promissory Note of Pledgor, dated of even date herewith, in favor of Secured Party in the initial principal amount of $6,128,559.91 (the “Note”); and

WHEREAS, Secured Party has required, as a condition to entering into the Purchase Agreement, that Pledgor execute and deliver this Trademark Security Agreement (Capitalized terms not defined herein shall have the meanings given in the Purchase Agreement).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Pledge.  As security for the prompt and complete payment and performance of Pledgor’s obligations under the Note (the “Obligations”), Pledgor hereby pledges and grants a second or third priority security interest to Secured Party in all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all items of its intellectual property, wherever located, including without limitation, the property set forth below (collectively, the “Collateral”):

a.           each trademark and trademark application, including, without limitation, each trademark and trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

b.           each trademark license, including, without limitation, each trademark license listed on Schedule 1 annexed hereto, together with all goodwill associated therewith;

c.           all products and proceeds of the foregoing, including, without limitation, any claim by Pledgor against third parties for past, present or future infringement of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 annexed hereto (items (a) through (c) being herein collectively referred to as the “Collateral”);

This security interest is granted in conjunction with the security interests granted to the Secured Party pursuant to that certain Security Agreement dated of even date herewith by and between Secured Party and Pledgor (the “Security Agreement”) and subject to limitations set forth therein.  Pledgor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

2.           Priority of Liens; Subordination.  Secured Party hereby further acknowledges the security interests granted hereby shall be a second priority lien subordinate only to the security interests securing the obligations to VinREIT pursuant to the VinREIT and the obligations to Farm Credit Obligations (and those in place thereof, e.g., a Qualified Refinancing (as defined in the Security Agreement)).  Secured Party agrees to execute a subordination agreement with Farm Credit or the holder(s) of the security interest securing the Qualified Refinancing, as applicable, in a form reasonably acceptable to Secured Party’s counsel which provides that, except during the pendency of any event of default set forth in the documents underlying the Farm Credit Obligations or Qualified Refinancing, as applicable, payments shall be made when due under the Note (and, if such event of default is cured, any payments suspended during the pendency of such event of default, are promptly paid to Secured Party); provided, however, that, if either Farm Credit or the entity that provides the Qualifying Refinancing shall impose more “restrictive subordination provisions” as a condition to providing Purchaser with access to its reasonably required financing, Secured Party shall execute such further-restricted subordination agreement.  For purposes of this Agreement, the phrase “restrictive subordination provisions” means (i) reserve requirements imposed upon either or both of Purchaser and Saint James, (ii) cash, free cash, or excess cash requirements imposed upon either or both of Purchaser and Saint James, (iii) financial ratios or financial statement ratios imposed upon either or both of Purchaser and Saint James, (iv) requirements that all payments to grape growers or suppliers for the current or upcoming season, as imposed upon either or both of Purchaser and Saint James, shall have been made in full, or (v) equivalent restrictions, such that Farm Credit or the Qualifying Financing entity has the contractual right and power to limit or preclude the performance by the Purchaser of its obligations to the Secured Party under the Note or the obligations of Saint James, as guarantor under that certain Guaranty in favor of the Secured Party, of even date herewith; subject to the Purchaser not being in breach of any of its covenants in any such financing agreement, as of the effective date of each financing agreement between the Purchaser and Farm Credit or between the Purchaser and the Qualifying Financing entity, as appropriate.

THE BALANCE OF THIS PAGE INTENTIONALLY IS LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Trademark Security Agreement as of the date first set forth above.

PLEDGOR:	SECURED PARTY:

THE SAINT JAMES EOS WINE COMPANY	SAPHIRE ADVISORS, LLC

By:	By:
Its:	Its:

STATE OF ____________	)
) ss
COUNTY OF ___________	)

On this ___ day of October, 2009, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that he is the above-indicated officer of The Saint James EOS Wine Company, and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said entity.

Notary Public

STATE OF ILLINOIS	)
) ss
COUNTY OF COOK	)

On this ___ day of October ___, 2009, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that he is the manager of the limited liability company which is the manager of Saphire Advisors, LLC, and which executed the above instrument; and that he signed his name thereto by authority of the manager of said limited liability company.

Notary Public

SCHEDULE 1 TO
TRADEMARK SECURITY AGREEMENT

Trademarks

U.S. Trademark	Owner	App. Date	Ser. No.	Reg. No.	Date Reg.

EOS	Sapphire	May 8, 1997	75288344	2200574	October 27, 1998

Novella	Emerald	February 14, 2001	76212219	2725215	June 10, 2003

Cupa Grandis	Sapphire	May 19, 2003	76515430	2819488	March 2, 2004

Lost Angel	Sapphire	June 12, 2009	77758502

Grail	Sapphire	February 14, 2006	78814410

Carneros Signature Reserve	Emerald	February 14, 2006	78814300	3381831	February 12, 2008

Carneros Creek	Emerald	March 3, 2006	78828973	3255431	June 26, 2007

Wildhurst Tree Design	Emerald	March 1, 2006	78826921	3187345	December 19, 2006

Ramshead Design	Emerald	March 1, 2006	78826910	3187344	December 19, 2006

Ramshead	Emerald	February 14, 2006	78814389	3187145	December 19, 2006

Los Carneros Reserve	Emerald	February 14, 2006	78814316	3226186	April 3, 2007

Wildhurst	Emerald	February 14, 2006	78814262	3187143	December 19, 2006

Carneros Creek Winery	Emerald	June 7, 1985	73541746	1383637	February 18, 1986